Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-204908

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Performance Leveraged Upside Securities Based on the Value of the SPDR® S&P® Oil & Gas Exploration & Production ETF due June 24, 2016	$3,030,000.00	$305.12
(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

December 2015

PRICING SUPPLEMENT
Dated December 21, 2015
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-204908
(To Prospectus dated June 12, 2015
and Product Supplement dated June 15, 2015)
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Performance Leveraged Upside Securities (PLUSSM) due June 24, 2016

$3,030,000 Based on the Value of the SPDR® S&P® Oil & Gas Exploration & Production ETF

The Performance Leveraged Upside Securities (the “PLUSSM”) offer leveraged exposure to the performance of the SPDR® S&P® Oil & Gas Exploration & Production ETF (the “underlying equity”). The PLUSSM are for investors who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature which applies to a limited range of positive performance of the underlying equity. At maturity, if the closing level of the underlying equity on the valuation date (the “final level”) is less than the initial level, the investor is fully exposed to a loss of their initial investment that is proportionate to the decline in the closing level of the underlying equity from the pricing date to the valuation date (the “underlying return”). At maturity, if the underlying return is positive, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the underlying equity, subject to the maximum payment at maturity. Accordingly, the PLUSSM do not guarantee any return of principal at maturity. The PLUSSM are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS”), and all payments on the PLUSSM are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the PLUSSM and you could lose some or all of your initial investment.

SUMMARY TERMS
Issuer:	UBS AG, London Branch
Underlying equity:	The SPDR® S&P® Oil & Gas Exploration & Production ETF (Bloomberg Ticker: “XOP”)
Aggregate principal amount:	$3,030,000
Stated principal amount:	$10 per PLUSSM
Issue price:	$10 per PLUSSM (see “Commissions and issue price” below), offered at a minimum investment of 100 PLUSSM (representing a $1,000 investment)
Denominations:	$10 per PLUSSM and integral multiples thereof
Interest:	None
Pricing date:	December 21, 2015
Original issue date:	December 24, 2015 (3 business days after the pricing date)
Valuation date:	June 21, 2016, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Maturity date:	June 24, 2016, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Payment at maturity:	■ If the underlying return is positive: The lesser of (a) $10 + Leveraged Upside Payment and (b) Maximum Payment at Maturity
■ If the underlying return is zero: The stated principal amount of $10

■

If the underlying return is negative:
$10 + ($10 × underlying return)
Under these circumstances, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Underlying return:	The quotient, expressed as a percentage, of (i) the final level of the underlying equity minus the initial level of the underlying equity, divided by (ii) the initial level of the underlying equity. Expressed as a formula:
(Final Level – Initial Level) / Initial Level
Leveraged upside payment:	$10 × leverage factor × underlying return
Maximum Gain:	25.50%
Initial level:	$28.64, which is the closing level of the underlying equity on the pricing date, as determined by the calculation agent.
Final level:	The closing level of the underlying equity on the valuation date, as determined by the calculation agent.
Leverage factor:	2.0
Maximum payment at maturity:	$12.55 per PLUSSM, which is equal to $10 + ($10 × Maximum Gain)
CUSIP:	90275L284
ISIN:	US90275L2842
Listing:	The PLUSSM will not be listed on any securities exchange.
Agent:	UBS Securities LLC

Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per PLUSSM:	$10.00	$0.125(a) + $0.050(b) $0.175	$9.825
Total:	$3,030,000.00	$53,025.00	$2,976,975.00
(1)	UBS Securities LLC has agreed to purchase from UBS AG the PLUSSM at the price to public less a fee of $0.175 per $10.00 stated principal amount of securities. UBS Securities LLC has agreed to resell all of the PLUSSM to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:
(a)	a fixed sales commission of $0.125 per $10.00 stated principal amount of PLUSSM that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $0.050 per $10.00 stated principal amount of PLUSSM that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the PLUSSM as of the pricing date is $9.769 for the PLUSSM based on the value of the SPDR® S&P® Oil & Gas Exploration & Production ETF. The estimated initial value of the PLUSSM was determined as of the close of the relevant markets on the date of this pricing supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the PLUSSM, see “Risk Factors — Fair value considerations” and “Risk Factors — Limited or no secondary market and secondary market price considerations” on pages 13 and 14 of this pricing supplement.

Notice to investors: the PLUSSM are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full stated principal amount of the PLUSSM at maturity, and the PLUSSM can have downside market risk similar to the underlying equity. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the PLUSSM if you do not understand or are not comfortable with the significant risks involved in investing in the PLUSSM.

You should carefully consider the risks described under “Risk Factors” beginning on page 14 and under “Risk Factors” beginning on page PS-17 of the accompanying product supplement before purchasing any PLUSSM. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your PLUSSM. You may lose some or all of your initial investment in the PLUSSM.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these PLUSSM or passed upon the adequacy or accuracy of this pricing supplement, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The PLUSSM are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Performance Leveraged Upside Securities (PLUSSM) due June 24, 2016
$3,030,000 Based on the Value of the SPDR® S&P® Oil & Gas Exploration & Production ETF

Additional Information about UBS and the PLUSSM

UBS has filed a registration statement (including a prospectus as supplemented by a product supplement for the PLUSSM for various securities we may offer, including the PLUSSM) with the Securities and Exchange Commission, or SEC, for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

■	Product supplement dated June 15, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000139340115000350/c412988_6901116-424b2.htm

■	Prospectus dated June 12, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222010/d935416d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “PLUSSM” refers to the Performance Leveraged Upside Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated June 12, 2015 and references to the “accompanying product supplement” mean the UBS product supplement titled “Performance Leveraged Upside Products”, dated June 15, 2015.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these PLUSSM in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the PLUSSM prior to their issuance. In the event of any changes to the terms of the PLUSSM, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

December 2015

Performance Leveraged Upside Securities (PLUSSM) due June 24, 2016
$3,030,000 Based on the Value of the SPDR® S&P® Oil & Gas Exploration & Production ETF

Investment Overview
Performance Leveraged Upside Securities

The PLUSSM Based on the Value of the SPDR® S&P® Oil & Gas Exploration & Production ETF due June 24, 2016 can be used:

■	As an alternative to direct exposure to the underlying equity that enhances the return for a certain range of positive performance of the underlying equity; however, by investing in the PLUSSM, you will not be entitled to receive any dividends paid with respect to the stocks comprising the underlying equity (the “underlying equity constituents”) or any interest payments, and your return will not exceed the maximum payment at maturity. You should carefully consider whether an investment that does not provide for dividends, interest payments or exposure to the positive performance of the underlying equity beyond a level that, when multiplied by the leverage factor, exceeds the maximum gain is appropriate for you.
■	To enhance returns and outperform the underlying equity in a moderately bullish scenario.
■	To achieve similar levels of upside exposure to the underlying equity as a direct investment while using fewer dollars by taking advantage of the leverage factor.

Maturity:	Approximately 6 months
Leverage factor:	2.0
Maximum payment at maturity:	$12.55 per PLUSSM, which is equal to $10 + ($10 × Maximum Gain)
Maximum gain:	25.50%
Minimum payment at maturity:	None. Investors may lose all of their initial investment in the PLUSSM
Coupon:	None
Key Investment Rationale

Investors can use the PLUSSM to leverage returns by a factor of 2.0, up to the maximum gain.

Investors will not be entitled to receive any dividends paid with respect to the underlying equity or underlying equity constituents. You should carefully consider whether an investment that does not provide for dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the PLUSSM.

Leveraged Performance	The PLUSSM offer investors an opportunity to capture enhanced returns relative to a direct investment in the underlying equity within a certain range of positive performance.

Upside Scenario	If the underlying return is positive, at maturity, the PLUSSM will redeem for the lesser of (a) the stated principal amount of $10 plus the leveraged upside payment and (b) the maximum payment at maturity.

Par Scenario	If the underlying return is zero, at maturity you will receive the full stated principal amount at maturity.

Downside Scenario	If the underlying return is negative, at maturity, the PLUSSM will redeem for less than the stated principal amount, if anything, resulting in a loss of your initial investment proportionate to the underlying return. For example, if the underlying return is -35%, the PLUSSM will redeem for $6.50, or 65% of the stated principal amount. There is no minimum payment on the PLUSSM and you could lose all of your initial investment.

December 2015

Performance Leveraged Upside Securities (PLUSSM) due June 24, 2016
$3,030,000 Based on the Value of the SPDR® S&P® Oil & Gas Exploration & Production ETF

Investor Suitability

The PLUSSM may be suitable for you if:

■	You fully understand the risks inherent in an investment in the PLUSSM, including the risk of loss of all of your initial investment.
■	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that has the same downside market risk as an investment in the underlying equity or the stocks (“underlying equity constituents”), futures contracts on physical commodities (“constituent commodities”) and other assets constituting the underlying equity (collectively, “underlying constituents”).
■	You believe the final level of the underlying equity will be equal to or greater than the initial level and, if the final level is less than the initial level, you can tolerate receiving a payment at maturity that will be less than the stated principal amount and may be zero.
■	You believe the level of the underlying equity will appreciate over the term of the PLUSSM, and that the percentage of appreciation, when multiplied by the leverage factor, is unlikely to exceed the maximum gain indicated on the cover hereof.
■	You can tolerate fluctuations in the price of the PLUSSM prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying equity.
■	You understand and accept that your potential return on the PLUSSM is limited to the maximum gain and you would be willing to invest in the PLUSSM based on the maximum payment at maturity indicated on the cover hereof.
■	You do not seek current income from your investment and are willing to forego dividends paid on any underlying equity constituents.
■	You are willing and able to hold the PLUSSM to maturity, a term of approximately 6 months, and accept that there may be little or no secondary market for the PLUSSM.
■	You seek an investment with exposure to companies concentrated in the oil and gas exploration and production industry.
■	You are willing to assume the credit risk of UBS for all payments under the PLUSSM, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.
■	You understand that the estimated initial value of the PLUSSM determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the PLUSSM, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The PLUSSM may not be suitable for you if:

■	You do not fully understand the risks inherent in an investment in the PLUSSM, including the risk of loss of all of your initial investment.
■	You require an investment designed to provide a full return of principal at maturity.
■	You are not willing to make an investment that has the same downside market risk as an investment in the underlying equity or the underlying constituents.
■	You believe that the final level of the underlying equity will be less than the initial level, or you believe that the underlying return will be positive and, when multiplied by the leverage factor, is likely to exceed an amount equal to the maximum gain indicated on the cover hereof.
■	You seek an investment that has an unlimited return potential and you would be unwilling to invest in the PLUSSM based on the maximum payment at maturity indicated on the cover hereof.
■	You cannot tolerate fluctuations in the price of the PLUSSM prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying equity.
■	You seek current income from this investment or prefer to receive the dividends paid on the underlying equity constituents.
■	You are unable or unwilling to hold the PLUSSM to maturity, a term of approximately 6 months, and seek an investment for which there will be an active secondary market.
■	You do not seek an investment with exposure to companies concentrated in the oil and gas exploration and production industry.
■	You are not willing to assume the credit risk of UBS for all payments under the PLUSSM, including any repayment of principal.

December 2015

Performance Leveraged Upside Securities (PLUSSM) due June 24, 2016
$3,030,000 Based on the Value of the SPDR® S&P® Oil & Gas Exploration & Production ETF

Fact Sheet

The PLUSSM offered are unsubordinated, unsecured debt securities issued by UBS, will pay no interest, do not guarantee any return of principal at maturity and are subject to the terms described in the accompanying product supplement and accompanying prospectus, as supplemented or modified by this pricing supplement. At maturity, an investor will receive for each PLUSSM that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the underlying return. The PLUSSM do not guarantee any return of principal at maturity. All payments on the PLUSSM are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amount owed to you under the PLUSSM and in extreme situations, you could lose all of your initial investment.

Expected Key Dates:
Pricing Date:	Original Issue Date (settlement date):	Valuation Date:	Maturity Date:
December 21, 2015	December 24, 2015 (3 business days after the pricing date)	June 21, 2016 (6 months after the pricing date)	June 24, 2016 (3 business days after the valuation date)

Key Terms:
Issuer:	UBS AG, London Branch
Underlying equity:	The SPDR® S&P® Oil & Gas Exploration & Production ETF (Bloomberg Ticker: “XOP”)
Aggregate principal amount:	$3,030,000
Stated principal amount:	$10 per PLUSSM
Issue price:	$10 per PLUSSM (see “Commissions and issue price” on the cover hereof), offered at a minimum investment of 100 PLUSSM (representing a $1,000 investment)
Denominations:	$10 per PLUSSM and integral multiples thereof
Interest:	None
Payment at maturity:	■ If the underlying return is positive: The lesser of (a) $10 + Leveraged Upside Payment and (b) Maximum Payment at Maturity
■ If the underlying return is zero: The stated principal amount of $10

■

If the underlying return is negative:
$10 + ($10 × underlying return)
Under these circumstances, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Underlying return:	The quotient, expressed as a percentage, of (i) the final level of the underlying equity minus the initial level of the underlying equity, divided by (ii) the initial level of the underlying equity. Expressed as a formula:
(Final Level – Initial Level) / Initial Level
Leveraged upside payment:	$10 × leverage factor × underlying return
Initial level:	$28.64, which is the closing level of the underlying equity on the pricing date, as determined by the calculation agent.
Final level:	The closing level of the underlying equity on the valuation date, as determined by the calculation agent.
Leverage factor:	2.0
Maximum payment at maturity:	$12.55 per PLUSSM, which is equal to $10 + ($10 × Maximum Gain)
Maximum gain:	25.50%
Risk factors:	Please see “Risk Factors” beginning on page 13.

December 2015

Performance Leveraged Upside Securities (PLUSSM) due June 24, 2016
$3,030,000 Based on the Value of the SPDR® S&P® Oil & Gas Exploration & Production ETF

General Information
Listing:	The PLUSSM will not be listed on any securities exchange.
CUSIP:	90275L284
ISIN:	US90275L2842
Tax considerations:	The United States federal income tax consequences of your investment in the PLUSSM are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-52 of the accompanying product supplement and discuss the tax consequences of your particular situation with your tax advisor.
There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the PLUSSM. Pursuant to the terms of the PLUSSM, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize your PLUSSM as a pre-paid derivative contract with respect to the underlying equity. If your PLUSSM are so treated, you should generally recognize gain or loss upon the sale or maturity of your PLUSSM in an amount equal to the difference between the amount you receive at such time and the amount you paid for your PLUSSM. Such gain or loss should generally be short-term capital gain or loss. The deductibility of capital losses is subject to limitations.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your PLUSSM in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the PLUSSM, it is possible that your PLUSSM could alternatively be treated for tax purposes as a single short-term contingent debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the PLUSSM could differ materially from the treatment described above, as described further under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-54 of the accompanying product supplement, and that the timing and character of income or loss on your PLUSSM could be materially and adversely affected.

In 2007, the Internal Revenue Service (“IRS”) released a notice that may affect the taxation of holders of the PLUSSM. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument similar to the PLUSSM should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the PLUSSM will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of the Internal Revenue Code of 1986, as amended (the “Code”), should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your PLUSSM for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-52 of the accompanying product supplement, unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the PLUSSM, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

December 2015

Performance Leveraged Upside Securities (PLUSSM) due June 24, 2016
$3,030,000 Based on the Value of the SPDR® S&P® Oil & Gas Exploration & Production ETF

Non-U.S. Holders. Subject to Section 871(m) of the Code and FATCA (as discussed below), if you are not a United States holder, you should generally not be subject to United States withholding tax with respect to payments on your PLUSSM and you should not be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your PLUSSM if you comply with certain certification and identification requirements as to your foreign status including providing us (and/or the applicable withholding agent) with a validly executed and fully completed applicable IRS Form W-8. Gain from the sale or exchange of a PLUSSM or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied, or has certain other present or former connections with the United States.
We will not attempt to ascertain whether the issuer of the underlying equity would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the PLUSSM should be treated as “United States real property interests” as defined in Section 897 of the Code. If the issuer of the underlying equity and the PLUSSM were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder upon a sale, exchange, redemption or other taxable disposition of a Security to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 10% withholding tax. You should refer to information filed with the SEC or other governmental authorities by the issuer of the underlying equity and consult your tax advisor regarding the possible consequences to you if any issuer is, or becomes a USRPHC.
Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under U.S. Treasury Department regulations, certain payments or deemed payments to non-U.S. holders with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks (including the issuer of the underlying equity and the underlying equity constituents), may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. Withholding under these regulations generally will not apply to specified ELIs entered into before January 1, 2017. Accordingly, non-U.S. holders of the securities should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to the PLUSSM under these rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying equity. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the PLUSSM.
Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “passthru payments” (i.e., certain U.S.-source payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

December 2015

Performance Leveraged Upside Securities (PLUSSM) due June 24, 2016
$3,030,000 Based on the Value of the SPDR® S&P® Oil & Gas Exploration & Production ETF

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on a sale or disposition occurring after December 31, 2018, and certain foreign passthru payments made after December 31, 2018 (or, if later, the date that final regulations defining the term “foreign passthru payment” are published). If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their PLUSSM through a foreign entity) under the FATCA rules.
Proposed Legislation
In 2007, legislation was introduced in Congress that, if enacted, could have required holders of PLUSSM purchased after the bill was enacted to accrue interest income over the term of the PLUSSM despite the fact that there will be no interest payments over the term of the PLUSSM. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your PLUSSM.
Furthermore, in 2013, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the PLUSSM to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.
Prospective purchasers of the PLUSSM are urged to consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the PLUSSM arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Use of proceeds and hedging:	We will use the net proceeds we receive from the sale of the PLUSSM for the purposes we describe in the accompanying product supplement under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the PLUSSM as described below.
In connection with the sale of the PLUSSM, we or our affiliates may enter into hedging transactions involving the execution of swaps, futures and option transactions or purchases and sales of PLUSSM before, on and/or after the pricing date of the PLUSSM. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.
We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.
The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities at maturity. See “Risk Factors” beginning on page 13 of this document for a discussion of these adverse effects.
Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any):	Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the PLUSSM specified on the front cover of this document at the price to public less a fee of $0.175 per $10.00 stated principal amount of the PLUSSM. UBS Securities LLC has agreed to resell all of the PLUSSM to Morgan Stanley Wealth Management with an underwriting discount of $0.175 reflecting a fixed structuring fee of $0.050 and a fixed sales commission of $0.125 per $10.00 stated principal amount of PLUSSM that Morgan Stanley Wealth Management sells.
UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any PLUSSM after their initial sale. In connection with this offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

December 2015

Performance Leveraged Upside Securities (PLUSSM) due June 24, 2016
$3,030,000 Based on the Value of the SPDR® S&P® Oil & Gas Exploration & Production ETF

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the PLUSSM and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. UBS Securities LLC is not permitted to sell the PLUSSM in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
UBS Securities LLC and its affiliates may offer to buy or sell the PLUSSM in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the PLUSSM at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the PLUSSM immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the PLUSSM as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the PLUSSM and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the PLUSSM, see “Risk Factors — Fair value considerations” and “Risk Factors — Limited or no secondary market and secondary market price considerations” on pages 13 and 14 of this pricing supplement.
Validity of the PLUSSM:	In the opinion of Cadwalader, Wickersham & Taft LLP, as special counsel to the issuer, when the PLUSSM offered by this pricing supplement, have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the PLUSSM will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Swiss law, Cadwalader, Wickersham & Taft LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Homburger AG, Swiss legal counsel for the issuer, in its opinion dated June 15, 2015 filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 6-K on June 15, 2015. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the PLUSSM, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Cadwalader, Wickersham & Taft LLP dated June 15, 2015 filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 6-K on June 15, 2015.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley Wealth Management branch office or its principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number 1-(866)-477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the agent, if, within 30 days of the offering, the agent repurchases the PLUSSM distributed by such dealers.

This pricing supplement represents a summary of the terms and conditions of the PLUSSM. We encourage you to read the accompanying product supplement and prospectus related to this offering, which can be accessed via the hyperlinks on page 2 of this document.

December 2015

Performance Leveraged Upside Securities (PLUSSM) due June 24, 2016
$3,030,000 Based on the Value of the SPDR® S&P® Oil & Gas Exploration & Production ETF

How the PLUSSM Work
Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUSSM for a range of hypothetical percentage changes in the closing level of the underlying equity.

Investors will not be entitled to receive any dividends paid with respect to the underlying equity or underlying equity constituents. You should carefully consider whether an investment that does not provide for dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the PLUSSM.

The graph is based on the following terms:

Stated principal amount:	$10 per PLUSSM
Leverage factor:	2.0
Maximum payment at maturity:	$12.55 per PLUSSM
Maximum gain:	25.50%
Minimum payment at maturity:	None

PLUSSM Payoff Diagram

The Underlying Equity
The PLUS℠
$15.00
$14.00
$13.00
$12.00
$11.00
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0
Payment at Maturity on the PLUS℠
$12.55 Maximum Payment at Maturity
$10.00 Stated Principal Amount
PLUS Zone
-100% -90% -80% -70% -60% -50% -40% -30% -20% -10% 0% 10% 30% 40% 50% 60% 70% 80%
12.75%
25.50%
Percentage Change in Underlying Equity

December 2015

Performance Leveraged Upside Securities (PLUSSM) due June 24, 2016
$3,030,000 Based on the Value of the SPDR® S&P® Oil & Gas Exploration & Production ETF

How it works
■	Upside Scenario. If the underlying return is positive, investors will receive the lesser of (a) the stated principal amount of $10 plus the leveraged upside payment and (b) the maximum payment at maturity. Under the hypothetical terms of the PLUSSM, an investor would realize the maximum payment at maturity at a final level of 112.75% of the initial level.
■	If the underlying return is 3%, investors will receive a 6.0% return, or $10.60 per PLUSSM.
■	If underlying return is 30%, investors will receive only the hypothetical maximum payment at maturity of $12.55 per PLUSSM.
■	Par Scenario. If the underlying return is zero, investors will receive an amount equal to the $10 stated principal amount.
■	Downside Scenario. If the underlying return is negative, investors will receive an amount that is less than the $10 stated principal amount, if anything, resulting in a loss of your initial investment that is proportionate to the underlying return.
■	If the underlying return is -35%, investors would lose 35% of the stated principal amount and receive only $6.50 per PLUSSM at maturity, or 65% of the stated principal amount. There is no minimum payment at maturity on the PLUSSM and investors may lose all of their initial investment.

December 2015

Performance Leveraged Upside Securities (PLUSSM) due June 24, 2016
$3,030,000 Based on the Value of the SPDR® S&P® Oil & Gas Exploration & Production ETF

Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of PLUSSM that they hold an amount in cash based upon the underlying return of the underlying equity, as determined as follows:

If the underlying return is positive:

The lesser of (a) $10 + leveraged upside payment and (b) the maximum payment at maturity.

Leveraged Upside Payment
Principal	Principal	Leverage Factor	Underlying Return
$10 +	[$10 ×	2.0 ×	(	final level - initial level initial level	)]

In no event will the payment at maturity be greater than the maximum payment at maturity.

If the underlying return is zero:

The Stated Principal Amount of $10

If the underlying return is negative:

$10 + ($10 × Underlying Return)

Principal	Principal		Underlying return
$10 +	[$10 ×	(	final level - initial level initial level	)]

Accordingly, if the underlying return is negative, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

December 2015

Performance Leveraged Upside Securities (PLUSSM) due June 24, 2016
$3,030,000 Based on the Value of the SPDR® S&P® Oil & Gas Exploration & Production ETF

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the PLUSSM. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the PLUSSM.

■	The PLUSSM do not pay interest or guarantee return of the stated principal amount and your investment in the PLUSSM may result in a loss — The terms of the PLUSSM differ from those of ordinary debt securities in that the PLUSSM do not pay interest or guarantee the return of any of the stated principal amount at maturity. If the underlying return is negative, you will lose some or all of your investment in the PLUSSM in an amount proportionate to the underlying return. UBS will only repay the stated principal amount of the PLUSSM at maturity if the final level is equal to or greater than the initial level. If the underlying return is negative, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment. There is no minimum payment at maturity on the PLUS SM and, accordingly, you could lose some, or in extreme cases, all of your initial investment.
■	The leverage factor applies only if you hold the PLUSSM to maturity — You should be willing to hold the PLUSSM to maturity. If you are able to sell the PLUSSM prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the leverage factor and the return you realize may be less than the leverage factor multiplied by the underlying return even if such performance is positive and does not exceed the maximum gain. You can receive the full benefit of the leverage factor and earn the potential maximum gain from UBS only if you hold the PLUSSM to maturity.
■	Your potential return on the PLUSSM is limited to the maximum gain — The return potential of the PLUSSM is limited to the maximum gain indicated on the cover hereof. Therefore, you will not benefit from any positive underlying return in excess of an amount that, when multiplied by the leverage factor, exceeds the maximum gain and your return on the PLUSSM may be less than it would be in a direct investment in the underlying equity.
■	The contingent repayment of principal applies only at maturity — You should be willing to hold the PLUSSM to maturity. If you are able to sell the PLUSSM prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying equity at that time is equal to or greater than the initial level.
■	Credit risk of UBS — The PLUSSM are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the PLUSSM, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the PLUSSM. In the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the PLUSSM and you could lose all of your initial investment.
■	Market risk — The return on the PLUSSM, which may be positive or negative, is directly linked to the performance of the underlying equity and indirectly linked to the performance of the underlying constituents. The level of the underlying equity can rise or fall sharply due to factors specific to the underlying equity or its underlying constituents, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market levels, interest rates and economic and political conditions.
■	Fair value considerations.
■	The issue price you pay for the PLUSSM exceeds their estimated initial value — The issue price you pay for the PLUSSM exceeds their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the pricing date, we have determined the estimated initial value of the PLUSSM by reference to our internal pricing models and it is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the PLUSSM incorporate certain variables, including the level of the underlying equity, the volatility of the underlying equity, the expected dividends on the underlying equity or underlying equity constituents, prevailing interest rates, the term of the PLUSSM and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the PLUSSM to you. Due to these factors, the estimated initial value of the PLUSSM as of the pricing date is less than the issue price you pay for the PLUSSM.
■	The estimated initial value is a theoretical price; the actual price that you may be able to sell your PLUSSM in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value — The value of your PLUSSM at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the PLUSSM in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the PLUSSM determined by reference to our internal pricing models. The estimated initial value of the PLUSSM does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your PLUSSM in any secondary market at any time.

December 2015

Performance Leveraged Upside Securities (PLUSSM) due June 24, 2016
$3,030,000 Based on the Value of the SPDR® S&P® Oil & Gas Exploration & Production ETF

■	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the PLUSSM as of the pricing date — We may determine the economic terms of the PLUSSM, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the PLUSSM cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the PLUSSM as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the PLUSSM.
■	Limited or no secondary market and secondary market price considerations.
■	There may be little or no secondary market for the PLUSSM — The PLUSSM will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the PLUSSM will develop. UBS Securities LLC and its affiliates may make a market in each offering of the PLUSSM, although they are not required to do so and may stop making a market at any time. If you are able to sell your PLUSSM prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the PLUSSM does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your PLUSSM in any secondary market at any time.
■	The price at which UBS Securities LLC and its affiliates may offer to buy the PLUSSM in the secondary market (if any) may be greater than UBS’ valuation of the PLUSSM at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the PLUSSM, UBS Securities LLC or its affiliates may offer to buy or sell such PLUSSM at a price that exceeds (i) our valuation of the PLUSSM at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such PLUSSM following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the PLUSSM, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the PLUSSM. As described above, UBS Securities LLC and its affiliates are not required to make a market for the PLUSSM and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
■	Price of PLUSSM prior to maturity — The market price of the PLUSSM will be influenced by many unpredictable and interrelated factors, including the level of the underlying equity; the volatility of the underlying equity; the dividend rate paid on the underlying equity or underlying equity constituents; the time remaining to the maturity of the PLUSSM; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the PLUSSM.
■	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the PLUSSM in any secondary market.
■	Owning the PLUSSM is not the same as owning the underlying equity — The return on the PLUSSM may not reflect the return you would realize if you actually owned the underlying equity. For example, your return on the PLUSSM is limited to the maximum gain, while the potential return on a direct investment in the underlying equity would be unlimited. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the PLUSSM, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on the PLUSSM. In addition, as an owner of the PLUSSM, you will not have voting rights or any other rights that a holder of the underlying equity would have.
■	No assurance that the investment view implicit in the PLUSSM will be successful — It is impossible to predict whether and the extent to which the level of the underlying equity will rise or fall and there can be no assurance that the underlying return will be positive. The final level of the underlying equity will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer of the underlying equity. You should be willing to accept the risks associated with the relevant markets tracked by the underlying equity in general and each underlying constituent in particular, and the risk of losing some or all of your initial investment.
■	The value of the underlying equity may not completely track the value of the underlying constituents in which such exchange traded fund invests — Although the trading characteristics and valuations of the underlying equity will usually mirror the characteristics and

December 2015

Performance Leveraged Upside Securities (PLUSSM) due June 24, 2016
$3,030,000 Based on the Value of the SPDR® S&P® Oil & Gas Exploration & Production ETF

valuations of the underlying constituents, its value may not completely track the value of its underlying constituents. The value of the underlying equity will reflect transaction costs and fees that the underlying constituents do not have. In addition, although the underlying equity may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying equity or that there will be liquidity in the trading market.
■	Fluctuation of NAV — The net asset value (the “NAV‘’) of the underlying equity may fluctuate with changes in the market value of the underlying constituents. The market prices of the underlying equity may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. Furthermore, the underlying constituents may be unavailable in the secondary market during periods of market volatility, which may make it difficult for market participants to accurately calculate the intraday NAV per share of the underlying equity and may adversely affect the liquidity and prices of the underlying equity, perhaps significantly. For any of these reasons, the market price of the underlying equity may differ from its NAV per share and may trade at, above or below its NAV per share.
■	Failure of the underlying equity to track the level of the target index — While the underlying equity is designed and intended to track the level of the S&P® Oil & Gas Exploration & Production Select Industry Index (the “target index”), various factors, including fees and other transaction costs, will prevent the underlying equity from correlating exactly with changes in the level of such target index. Accordingly, the performance of the underlying equity will not be equal to the performance of its target index during the term of the securities.
■	Oil and Gas Sector Risk — The underlying constituents of the underlying equity are concentrated in the oil and gas exploration and production industry, and therefore the underlying equity may be okay more volatile than a fund with more diversified components. Companies in the oil and gas sector develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, world events and economic conditions will likewise affect the performance of these companies. Correspondingly, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects, and tax and other governmental regulatory policies. Weak demand for the companies’ products or services or for energy products and services in general, as well as negative developments in these and other areas, would adversely impact the performance of the underlying equity. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies also may be at risk for environmental damage claims.
■	Energy Sector Risk — The underlying constituents of the underlying equity are also concentrated in the energy sector, and therefore the underlying equity may be more volatile than a fund with more diversified components. Energy companies develop and produce oil, gas and consumable fuels and provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are affected by supply and demand, exploration and production spending, world events and economic conditions, swift price and supply fluctuations, energy conservation, the success of exploration projects, liabilities for environmental damage and general civil liabilities and tax and other governmental regulatory policies. Weak demand for energy companies’ products or services or for energy products and services in general, as well as negative developments in these other areas, including natural disasters or terrorist attacks, would adversely impact the underlying equity’s performance.

December 2015

Performance Leveraged Upside Securities (PLUSSM) due June 24, 2016
$3,030,000 Based on the Value of the SPDR® S&P® Oil & Gas Exploration & Production ETF

■	The underlying equity utilizes a passive indexing investment approach — The XOP Fund is not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, the underlying equity, utilizing a “passive” or indexing investment approach, attempts to approximate the investment performance of the target index by investing in a portfolio of stocks that generally replicate such target index. Therefore, unless a specific stock is removed from the index, the underlying equity generally would not sell a stock because the stock’s issuer was in financial trouble. In addition, the underlying equity is subject to the risk that the investment strategy of the underlying equity’s investment adviser may not produce the intended results.
■	We may engage in business with or involving the issuer of the underlying equity or any issuer of an underlying constituent (an “underlying constituent issuer”) without regard to your interests — We and our affiliates may currently or from time to time in the future engage in business with the issuer of the underlying equity or any issuer of an underlying equity constituent without regard to your interests and thus may acquire nonpublic information about the underlying equity or an underlying equity constituent. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying equity or an underlying equity constituent, which may or may not recommend that investors buy or hold the underlying equity or an underlying equity constituent.
■	Affiliate research reports and commentary — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the PLUSSM, or express opinions or provide recommendations that are inconsistent with purchasing or holding the PLUSSM. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the PLUSSM and the underlying equity to which the PLUSSM are linked.
■	Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors — We and our affiliates play a variety of roles in connection with the issuance of the PLUSSM, including acting as calculation agent and hedging our obligations under the PLUSSM. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the PLUSSM. The calculation agent will determine the initial level and the final level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity. As UBS determines the economic terms of the PLUSSM, including the maximum payment and leverage factor, and such terms include hedging costs, issuance costs and projected profits, the PLUSSM represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your PLUSSM in the secondary market.
■	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the underlying equity constituents, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying equity or underlying constituents may adversely affect the performance and, therefore, the market value of the PLUSSM.
■	Potential conflict of interest — UBS and its affiliates may engage in business related to the underlying equity or underlying constituents, which may present a conflict between the obligations of UBS and you, as a holder of the PLUSSM. The calculation agent, an affiliate of the issuer, will determine the final level and the payment at maturity based on the closing level of the underlying equity on the valuation date. The calculation agent can postpone the determination of the final level or the maturity date if a market disruption event occurs and is continuing on the valuation date.
■	Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the PLUSSM — One or more of our affiliates have hedged our obligations under the PLUSSM and will carry out hedging activities related to the PLUSSM (and other instruments linked to the underlying equity or the underlying constituents), including trading in underlying constituents, swaps, futures and options contracts on the underlying equity as well as in other instruments related to the underlying equity and the underlying constituents. Our affiliates also trade in the underlying constituents and other financial instruments related to the underlying equity and the underlying constituents on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level and, as a result, could have increased the value at which the underlying equity must close on the valuation date so that investors do not suffer a loss on their initial investment in the PLUSSM. Additionally, such hedging or trading activities during the term of the PLUSSM, including on the valuation date, could adversely affect the level of the underlying equity on the valuation date and, accordingly, the amount of cash, if any, an investor will receive at maturity.

December 2015

Performance Leveraged Upside Securities (PLUSSM) due June 24, 2016
$3,030,000 Based on the Value of the SPDR® S&P® Oil & Gas Exploration & Production ETF

■	Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the PLUSSM — Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the PLUSSM, into equity and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the PLUSSM. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the PLUSSM and/or the ability of UBS to make payments thereunder.
■	Uncertain tax treatment — Significant aspects of the tax treatment of the PLUSSM are uncertain. You should read carefully the section entitled “Tax considerations” on page 6 herein and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-52 of the accompanying product supplement and consult your tax advisor about your tax situation.

December 2015

Performance Leveraged Upside Securities (PLUSSM) due June 24, 2016
$3,030,000 Based on the Value of the SPDR® S&P® Oil & Gas Exploration & Production ETF

SPDR® S&P® Oil & Gas Exploration & Production ETF Overview

We have derived all information contained herein regarding the SPDR® S&P® Oil & Gas Exploration & Production ETF (“the XOP Fund”), from publicly available information. Such information reflects the policies of, and is subject to change by, SSgA Funds Management, Inc., the investment adviser of the XOP Fund (the “Adviser”). UBS has not undertaken an independent review or due diligence of any publicly available information regarding the XOP Fund.

The XOP Fund is designed to track the price and yield performance, before fees and expenses, of the S&P Oil & Gas Exploration & Production Select Industry index (the “index”). The XOP Fund employs a sampling strategy, which means that the XOP Fund is not required to purchase all of the securities represented in the index. Instead, the XOP Fund may purchase a subset of the securities in the index in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the index. Under normal market conditions, the XOP Fund generally invests substantially all, but at least 80%, of its total assets in the securities comprising the index. In addition, the XOP Fund may invest in equity securities that are not included in the index, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by the Adviser).

The index was developed by S&P Dow Jones Indices LLC, a division of The McGraw-Hill Companies, Inc., (“S&P”) and is calculated, maintained and published by S&P. S&P is under no obligation to continue to publish, and may discontinue or suspend the publication of the index at any time. The index represents the oil and gas exploration and production industry group of the S&P Total Market Index. The index is one of twenty-five (25) of the S&P Select Industry Indices, each designed to measure the performance of a narrow sub-industry or group of sub-industries determined based on the Global Industry Classification Standards.

As of September 30, 2015, ordinary operating expenses of the XOP Fund are expected to accrue at an annual rate of 0.35% of the XOP Fund’s daily net asset value. Expenses of the XOP Fund reduce the net value of the assets held by the XOP Fund.

As of September 30, 2015, the XOP Fund’s five largest company holdings include: Clean Energy Fuels Corp. (1.85%), Sanchez Energy Corporation (1.78%), Chevron Corporation (1.74%), Matador Resources Company (1.74%) and Synergy Resources Corporation (1.73%).

In making your investment decision you should review the supplement dated October 31, 2015 to the prospectus related to the XOP Fund, dated October 31, 2015, filed by the SPDR Series Trust (the “XOP Fund Prospectus”) available at:

http://www.sec.gov/Archives/edgar/data/1064642/000119312515356460/d26524d485bpos.htm

In addition, the XOP Fund Prospectus is available on XOP Fund’s website as indicated below. In making your investment decision you should pay particular attention to the sections of the XOP Fund Prospectus entitled “Principal Risks of Investing in the Fund” and Additional Risk Information.” UBS has not undertaken an independent review or due diligence of any publicly available information regarding the XOP Fund Prospectus, and such information is not incorporated by reference in, and should not be considered part of, these Terms or any accompanying prospectus.

The XOP Fund’s website is https://www.spdrs.com/product/fund.seam?ticker=XOP. Shares of the XOP Fund are listed on the NYSE Arca under ticker symbol “XOP.”

Information filed by the XOP Fund with the SEC under the Securities Act of 1933, the Investment Company Act of 1940 and/or the Securities Exchange Act of 1934, as applicable, can be found by reference to its SEC file number: 333-57793 and 811-08839.

Information as of market close on December 21, 2015:

Bloomberg Ticker Symbol:	XOP <Equity>
Current Level:	$28.64
52 Weeks ago (on December 19, 2014):	$49.91
52 Week High (on April 15, 2015):	$55.63
52 Week Low (on December 21, 2015):	$28.64

December 2015

Performance Leveraged Upside Securities (PLUSSM) due June 24, 2016
$3,030,000 Based on the Value of the SPDR® S&P® Oil & Gas Exploration & Production ETF

Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the underlying equity for each quarter in the period from January 3, 2011 through December 21, 2015. The closing level of the underlying equity on December 21, 2015 was $28.64. The graph below sets forth the daily closing levels of the underlying equity for the period from July 10, 2006 through December 21, 2015. We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”) without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical closing levels of the underlying equity should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying equity on the valuation date.

SPDR® S&P® Oil & Gas Exploration & Production ETF	High	Low	Period End
2011
First Quarter	$64.50	$52.75	$64.50
Second Quarter	$64.97	$54.71	$58.78
Third Quarter	$65.24	$42.80	$42.80
Fourth Quarter	$57.56	$39.99	$52.69
2012
First Quarter	$61.34	$52.67	$56.91
Second Quarter	$57.85	$45.20	$50.40
Third Quarter	$59.35	$48.73	$55.69
Fourth Quarter	$57.38	$50.69	$54.07
2013
First Quarter	$62.10	$55.10	$60.49
Second Quarter	$62.61	$54.71	$58.18
Third Quarter	$66.47	$58.62	$65.89
Fourth Quarter	$72.74	$65.02	$68.53
2014
First Quarter	$71.83	$64.04	$71.83
Second Quarter	$83.45	$71.19	$82.28
Third Quarter	$82.08	$68.83	$68.83
Fourth Quarter	$66.84	$42.75	$47.86
2015
First Quarter	$53.94	$42.55	$51.66
Second Quarter	$55.63	$46.43	$46.66
Third Quarter	$45.22	$31.71	$32.84
Fourth Quarter (through December 21, 2015)	$40.53	$28.64	$28.64

December 2015

Performance Leveraged Upside Securities (PLUSSM) due June 24, 2016
$3,030,000 Based on the Value of the SPDR® S&P® Oil & Gas Exploration & Production ETF

SPDR® S&P® Oil & Gas Exploration & Production ETF – Daily Closing Levels July 10, 2006 to December 21, 2015

90
80
70
60
50
40
30
20
10
0
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015

December 2015